EXHIBIT (B)

                                     BY-LAWS

                                       OF

                            THE EXCHANGE TRADED TRUST

These By-Laws of The Exchange Traded Trust (the "Trust"), a Delaware business trust, are subject to the Trust's Agreement and Declaration of Trust, dated July 29, 2005, as from time to time amended, supplemented, or restated (the "Trust Instrument"). Capitalized terms used herein which are defined in the Trust Instrument are used as therein defined.

                                    ARTICLE I

                                PRINCIPAL OFFICE

The principal office of the Trust shall be located in Milwaukee, Wisconsin or such other location as the Trustees, from time to time, may determine. The Trust may establish and maintain such other offices and places of business as the Trustees, from time to time, may determine.

                                   ARTICLE II

                           OFFICERS AND THEIR ELECTION

SECTION 1. OFFICERS. The officers of the Trust shall be a President, one or more Vice Presidents, a Treasurer, a Secretary, a Chief Compliance Officer and such other officers as the Trustees from time to time may elect. The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents. It shall not be necessary for any Trustee or officer to be a holder of Shares in the Trust.

SECTION 2. ELECTION OF OFFICERS. The officers of the Trust, except those subordinate officers or agents appointed by any officer or committee as provided in Section 1 of Article II of these By-Laws and/or Section 11 of Article III of these By-Laws, shall be elected by the Trustees at its first annual meeting or such meetings as shall be held prior to its first annual meeting, and thereafter at its annual meeting. If any officers are not chosen at any annual meeting, such officers may be chosen at any subsequent regular or special meeting of the Board. Subject to the provisions of Section 3 of Article II of these By-Laws, each officer chosen by the Trustees shall hold office until the next annual meeting of the Trustees and until his or her successor shall have been elected and qualified. Two (2) or more offices may be held by a single person except the offices of President, Vice President and Secretary; however, a person who holds more than one office may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.

SECTION 3. REMOVAL AND RESIGNATIONS. Whenever in the Trustees' judgment the best interest of the Trust will be served thereby, any officer may be removed from office by the vote of a majority of the Trustees given at a regular meeting or any special meeting called for such purpose. Any officer of the Trust may resign at any time, notwithstanding Section 2 of Article II of these By-Laws, by filing a written resignation with the Trustees, the President or the Secretary, which resignation shall take effect on being so filed or at such time as may be therein specified.


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

SECTION 4. REMUNERATION. The salaries or other compensation of the officers of the Trust shall be fixed from time to time by resolution of the Board of Trustees, except that the Board of Trustees may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 1 of Article II of these By-Laws and/or Section 11 of
Article III of these By-Laws.

                                   ARTICLE III

                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES

SECTION 1. MANAGEMENT OF THE TRUST; GENERAL. The business and affairs of the Trust shall be managed by, or under the direction of, the Trustees, and the Trustees shall have all powers necessary and desirable to carry out their responsibilities, so far as such powers are not inconsistent with the laws of the State of Delaware, other applicable laws, the Trust Instrument, or with these By-Laws.

SECTION 2. COMPENSATION. Each Trustee and each member of a committee established in accordance with Article IV of these By-Laws may receive such compensation for his services and reimbursement for his expenses as may be fixed from time to time by resolution of the Trustees.

SECTION 3. CHAIRMAN OF THE TRUSTEES. The Trustees shall appoint from among their number a Chairman who shall serve as such at the pleasure of the Trustees. The Chairman shall serve in such capacity only as long as he or she remains a Trustee and shall not be considered an officer of the Trust. The Chairman shall be appointed and serve in accordance with the requirement of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act"). When present, he shall preside at all meetings of the Trustees and may confer with the President or any other officer of the Trust or investment advisor to the mutual fund series of the Trust for purposes of determining the matters to be discussed and considered at Board meetings, have such powers and perform such other duties as may be required by the 1940 Act or assigned to him or her from time to time by the Board. He may appoint, subject to the approval of the Trustees, a Trustee to preside at such meetings in his or her absence. He shall perform such other duties as the Trustees from time to time may designate.

SECTION 4. PRESIDENT. The President shall be the chief executive officer of the Trust and, subject to the direction of the Trustees, shall have general administration of the business and policies of the Trust. Except as the Trustees otherwise may order, the President shall have the power to grant, issue, execute, or sign such powers of attorney, proxies, agreements, or other documents as may be deemed advisable or necessary in the furtherance of the interest of the Trust or any Series thereof. He also shall have the power to employ attorneys, accountants, and other advisers and agents and counsel for the Trust. The President shall perform such duties additional to all of the foregoing as the Trustees from time to time may designate.


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SECTION  5.  TREASURER.  The  Treasurer  shall be the  principal  financial  and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. He shall deliver all funds and securities of the Trust which may come into his hands to such company as the Trustees shall employ as Custodian in accordance with the Trust Instrument and applicable provisions of law. He shall make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and he shall furnish such other reports regarding the business and condition of the Trust as the Trustees from time to time may require. The Treasurer shall perform such additional duties as the Trustees from time to time may designate.

SECTION 6. SECRETARY. The Secretary shall attend to the giving and serving of all notices of the Trust. The Secretary shall record in books kept for the purpose all votes and proceedings of the Trustees and the Shareholders at their respective meetings. He shall have the custody of the seal of the Trust and shall have charge of the records of the Trust, including the stock books and such other books and papers as the Board of Trustees may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Trustee. The Secretary shall perform such additional duties as the Trustees from time to time may designate.

SECTION 7. VICE PRESIDENT. Any Vice President of the Trust shall perform such duties as the Trustees or the President from time to time may designate. At the request or in the absence or disability of the President, the Vice President (or, if there are two (2) or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

SECTION 8. CHIEF COMPLIANCE OFFICER. The Chief Compliance Officer shall be responsible for matters relating to compliance by the Trust with applicable laws, rules and regulations and in such capacity shall administer codes, policies, procedures and programs adopted by the Trust that are reasonably designed to prevent the Trust from violating applicable federal securities laws, including the written policies and procedures required by Rule 38a-1 under the 1940 Act. The Chief Compliance Officer shall also oversee the compliance by third party service providers to the Trust with applicable federal securities laws and review the adequacy of the Trust's written compliance policies and procedures at least annually. The Chief Compliance Officer shall report directly to the Board of Trustees or such committees thereof as the Board may designate (including the preparation of a written report as required by Rule 38a-1(a)(iii) under the 1940 Act), meet at least annually with the Independent Trustees and otherwise abide by the requirements of said Rule 38a-1. The Board of Trustees, including a majority of the Independent Trustees, shall be responsible for designating a single person to be Chief Compliance Officer and approving the compensation of the Chief Compliance Officer. The Chief Compliance Officer may be removed from his or her responsibilities by action of and only with the approval of the Board of Trustees, including a majority of the Independent Trustees.

SECTION 9. ASSISTANT TREASURER. Any Assistant Treasurer of the Trust shall perform such duties as the Trustees or the Treasurer from time to time may designate, and in the absence of the Treasurer, the senior Assistant Treasurer, present and able to act, may perform all the duties of the Treasurer.


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SECTION 10.  ASSISTANT  SECRETARY.  Any  Assistant  Secretary of the Trust shall perform such duties as the Trustees or the Secretary from time to time may designate, and in the absence of the Secretary, the senior Assistant Secretary, present and able to act, may perform all the duties of the Secretary.

SECTION 11. SUBORDINATE OFFICERS. The Trustees from time to time may appoint such other officers or agents as the Trustees may deem advisable, each of whom shall have such title, hold office for such period, have such authority, and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one (1) or more officers or committees of Trustees the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authorities, and duties.

SECTION 12. SURETY BONDS. As required by the 1940 Act, the Trust shall provide and maintain a bond which shall be issued by a reputable fidelity insurance company against larceny and embezzlement, covering each officer and employee of the Trust who may singly, or jointly with others, have access to securities or funds of the Trust, either directly or through authority to draw upon such funds or to direct generally the disposition of such securities. The bond shall be in such form, content and amount as a majority of the Trustees then in office, including a majority of the Independent Trustees, shall approve at least annually or as shall otherwise be required by the 1940 Act. The Board of Trustees may require any officer or agent of the Trust to execute such other bonds to the Trust in such sum and with such surety or sureties as the Board of Trustees may determine, conditioned upon the faithful performance of his duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds or securities that may come into his hands.

                                   ARTICLE IV

                                   COMMITTEES

SECTION 1. ORGANIZATION. By resolution adopted by the Board of Trustees, the Board may designate one or more committees, including an Audit Committee, a Nominating Committee and Executive Committee. The Chairperson of such committees shall be elected by the Board of Trustees. Each member of a committee shall be a Trustee and shall hold office at the pleasure of the Board, provided that all members of the Audit, Nominating and Executive Committees shall be Independent Trustees. The Board of Trustees shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend, authorize the issuance of stock, recommend to Shareholders any action requiring Shareholders' approval, amend these By-Laws or approve any merger or share exchange which does not require Shareholder approval.


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SECTION 2. AUDIT COMMITTEE. The Board of Trustees shall have an Audit Committee, consisting of two or more Independent Trustees. The Audit Committee shall select the independent auditors of the Trust, approve the provision of audit and permitted non-audit services (and the related fees) of the independent auditors, oversee the preparation of the Trust's financial statements and the independent audit thereof, oversee the Trust's accounting policies and practices and internal control over financial reporting, and take such other action as may be delegated to it by the Board of Trustees. The Audit Committee shall adopt a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

SECTION 3. NOMINATING COMMITTEE. The Board of Trustees shall have a Nominating Committee, consisting of two or more Independent Trustees. The Nominating Committee shall identify, evaluate, consider and recommend persons for appointment or election to the Board of Trustees, select and nominate persons to serve as Independent Trustees, determine the independence of Trustees, develop or recommend minimum standards and qualifications, recommend the compensation of the Independent Trustees and committee members, and take such other action as may be delegated to it by the Board of Trustees. The Nominating Committee shall adopt a written charter, keep regular minutes of its proceedings and report to the Board when required or deemed appropriate.

SECTION 4. EXECUTIVE COMMITTEE. There may be an Executive Committee of two or more Independent Trustees appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Executive Committee shall consult with and advise the officers of the Trust in the management of its business and exercise such powers of the Board of Trustees as may be lawfully delegated by the Board of Trustees. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board when required.

SECTION 5. OTHER COMMITTEES. The Board of Trustees may appoint other committees which shall have such powers and perform such duties as may be delegated from time to time by the Board.

SECTION 6. PROCEEDINGS AND QUORUM. In the absence of an appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations not inconsistent with law, the Trust Instrument or these By-Laws to govern its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

                                    ARTICLE V

                              SHAREHOLDERS' MEETING

SECTION 1. PLACE OF MEETING. All meetings of the Shareholders shall be held at the principal place of business of the Trust or at such other place as the Board of Trustees may determine.

SECTION 2. ANNUAL MEETING. As permitted by the 1940 Act, the Trust shall not be required to hold annual meetings of Shareholders.


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SECTION 3. SPECIAL  MEETINGS.  A special  meeting of the  Shareholders  shall be called for any purpose or purposes, unless otherwise prescribed by law or the Trust Instrument, by the Secretary whenever (i) ordered by a majority of the Trustees; (ii) ordered by the Chairman of the Board; or (iii) ordered by the President. A special meeting of the Shareholders shall be called by the Secretary whenever requested in writing by the holder or holders of at least ten percent (10%) of the Outstanding Shares entitled to vote, provided that (1) such requests shall state the purpose of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid the Trust the reasonably estimated cost of preparing and mailing notices thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary, when so ordered or requested, refuses or neglects for more than thirty (30) days to call such special meeting, the Trustees or the Shareholders so requesting, in the name of the Secretary, may call the meeting by giving notice thereof in the manner required when notice is given by the Secretary. If the meeting is a meeting of the Shareholders of one (1) or more Series or classes of Shares, but not a meeting of all Shareholders of the Trust, then only special meetings of the Shareholders of such one (1) or more Series or Classes shall be called and only the Shareholders of such one (1) or more Series or Classes shall be entitled to notice of and to vote at such meeting. No special meeting shall be called upon the request of Shareholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the Shareholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

SECTION 4. NOTICES. Except as above provided, notices of any meeting of the Shareholders shall be given by the Secretary by delivering, by any method permitted by applicable law and approved by the Trustees, or mailing, postage prepaid, to each Shareholder entitled to vote at said meeting, written or printed notification of such meeting not less that ten (10) nor more than ninety
(90) days before the meeting. Such notice shall include the place, date, hour and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, (i) such notice shall be directed to a Shareholder at his or her address as it shall appear on the books of the Trust (unless he or she shall have filed with the Transfer Agent or the Trust a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request) and (ii) such notice shall be deemed to have been given as of the date when it is deposited in the United States mail with first class postage thereon prepaid. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting and reasonable notice is given to persons present at the meeting and the adjourned meeting is held within a reasonable time after the date set for the original meeting.


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

SECTION 5. VOTING-PROXIES. Subject to the provisions of the Trust Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven (11) months before the meeting, unless this instrument specifically provides for a longer period or
(ii) the Trustees adopt by resolution an electronic, telephonic, computerized, or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received no more than eleven (11) months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other persons responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two (2) or more persons shall be valid if executed by one (1) of them unless at or prior to exercise of such proxy the Trust receives specific written notice to the contrary from any one
(1) of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or providing invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, as these By-Laws or such Trust Instrument may be amended or supplemented from time to time, all matters relating to the giving, voting, or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

SECTION 6. ACTION WITHOUT A MEETING. Any action to be taken by Shareholders may be taken without a meeting if all Shareholders entitled to vote on the matter consent to the action in writing and all Shareholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and the written consents are filed with the records of meetings of Shareholders of the Trust. Such consent shall be treated for all purposes as a vote at a meeting.

                                   ARTICLE VI

                               TRUSTEES' MEETINGS

SECTION 1. PLACE OF MEETING. All regular and special meetings of the Trustees shall be held at the principal place of business of the Trust or such other place as the Trustees may designate. Any meeting may adjourn to any place.

SECTION 2. SPECIAL MEETINGS. Special meetings of the Trustees may be called orally or in writing by the Chairman of the Board of Trustees or any two (2) other Trustees.

SECTION 3. ANNUAL AND REGULAR MEETINGS. The Board of Trustees from time to time may provide by resolution for the holding of regular or annual meetings. At the annual meeting of the Board of Trustees, the Board shall choose officers and transact other proper business for an annual meeting. Except as provided by the 1940 Act, members of the Board of Trustees or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presences in person at a meeting.


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SECTION 4. QUORUM. One-third of the total number of Trustees then in office (but not less than two Trustees) shall constitute a quorum for the transaction of business and an action of a majority of the quorum shall constitute action of the Trustees.

SECTION 5. NOTICE. Except as otherwise provided, notice of any special meeting of the Trustees shall be given by the party calling the meeting to each Trustee, as provided for in Section 4.04 of the Trust Instrument. Except as otherwise provided, notice of any annual or regular meeting of the Trustees shall be given in accordance with Section 4.04 of the Trust Instrument. A written notice may be mailed, postage prepaid, addressed to him at his address as registered on the books of the Trust or, if not so registered, at his last known address.

SECTION 6. SPECIAL ACTION. When all the Trustees shall be present at any meeting, however called or wherever held, or shall assent to the holding of the meeting without notice, or shall sign a written assent thereto filed with the record of such meeting, the acts of such meeting shall be valid as if such meeting had been regularly held.

SECTION 7. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Trustees or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all the Trustees and filed with the records of the Trustees' meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. Such consent shall be treated, for all purposes, as a vote at a meeting of the Trustees held at the principal place of business of the Trustees.

SECTION 8. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Trustees may participate in a meeting of Trustees by conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting, unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person. Any meeting conducted by telephone shall be deemed to take place at and from the principal office of the Trust.

                                   ARTICLE VII

                          SHARES OF BENEFICIAL INTEREST

SECTION 1. BENEFICIAL INTEREST. The beneficial interest in the Trust at all times shall be divided into such transferable Shares of one (1) or more separate and distinct Series, or classes thereof, as the Trustees from time to time shall create and establish. The number of Shares is unlimited, and each Share of` each Series or class thereof shall be without par value and shall represent an equal proportionate interest with each other Share in the Series, none having priority or preference over another, except to the extent that such priorities or preferences are established with respect to one (1) or more classes of shares consistent with applicable law and any rule or order to the Commission.


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

SECTION 2. TRANSFER OF SHARES. The Shares of the Trust shall be transferable, so as to affect the rights of the Trust, only by transfer recorded on the books of the Trust, in person or by attorney.

SECTION 3. EQUITABLE INTEREST NOT RECOGNIZED. The Trust shall be entitled to treat the holder of record of any Share or Shares of beneficial interest as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim or interest in such Share or Shares on the part of any other person except as otherwise may be expressly provided by law.

SECTION 4. SHARE CERTIFICATE. In lieu of issuing certificates for Shares, the Trustees or the transfer or shareholder services agent either may issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who in either case shall be deemed, for all purposes hereunder, to be holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

                                  ARTICLE VIII

                        OWNERSHIP OF ASSETS OF THE TRUST

The Trustees, acting for and on behalf of the Trust, shall be deemed to hold legal and beneficial ownership of any income earned on securities held by the Trust issued by any business entity formed, organized or existing under the laws of any jurisdiction other than a state, commonwealth, possession, territory, or colony of the United States or the laws of the United States.

                                   ARTICLE IX

                               INSPECTION OF BOOKS

The Trustees from time to time shall determine whether and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees or by resolution of the Shareholders.

                                    ARTICLE X

                 INSURANCE OF OFFICERS, TRUSTEES, AND EMPLOYEES

The Trust may purchase and maintain insurance on behalf of any Covered Person or employee of the Trust, including any Covered Person or employee of the Trust who is or was serving at the request of the Trust as a Trustee, officer, or employee of a corporation, partnership, association, joint venture, trust, or other enterprise, against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Trustees would have the power to indemnify him against such liability.

The Trust may not acquire or obtain a contract for insurance that protects or purports to protect any Trustee or officer of the Trust against any liability to the Trust or its Shareholders to which he otherwise would be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

                                   ARTICLE XI

                                      SEAL

The seal of the Trust shall be circular in form and shall bear the name of the Trust and the words "The State of Delaware."

The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing the seal or a facsimile to be impressed or affixed or printed or otherwise reproduced.

Any officer or Trustee of the Trust, or agent of the Trust acting in such capacity, shall have authority to affix the seal of the Trust to any document, instrument, or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and the seal's absence shall not impair the validity of, any document, instrument, or other paper executed by or on behalf of the Trust.

                                   ARTICLE XII

                                   FISCAL YEAR

The fiscal year of the Trust shall end on such date as the Trustees from time to time shall determine.

                                  ARTICLE XIII

                                   AMENDMENTS

These By-Laws may be amended at any meeting of the Trustees of the Trust by a majority vote.

                                   ARTICLE XIV

                             REPORT TO SHAREHOLDERS

The Trustees at least semi-annually shall submit to the Shareholders a written financial report of the Trust including financial statements which shall be certified at least annually by independent public accountants.

                                   ARTICLE XV

                                    HEADINGS

Headings are placed in these By-Laws for convenience of reference only and, in case of any conflict, the text of these By-Laws rather than the headings shall control.